UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 29, 2005

GigaBeam Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 283-6200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement

On December 29, 2005, GigaBeam Corporation (the “Company”) and ThinKom Solutions, Inc. (“ThinKom”) entered into a Third Amendment to the Strategic Alliance Agreement (the “Third Amendment”) amending the Strategic Alliance Agreement dated January 5, 2004, as amended (the “Agreement”). Under the terms of the Third Amendment, the Company and ThinKom agreed, in light of the current development effort between the companies, to amend the timing of required minimum payments by the Company to ThinKom under the Agreement for the design and manufacture of antenna modules for the Company’s products to $650,000 in 2004, $771,816.65 in 2005, $1,153,183.40 in 2006, $3,000,000.00 in 2007, $6,500,000.00 in 2008, $8,800,000.00 in 2009 and $10,000,000.00 in 2010 and each year thereafter. In addition, the Third Amendment amended the Agreement to provide that a $250,000 working capital advance made by the Company to ThinKom in 2004, would be credited against minimum purchase amounts due to ThinKom in the last quarter of 2007 instead of the last quarter of 2006.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Document

10.1	Third Amendment to the Strategic Alliance Agreement between the Company and ThinKom Solutions, Inc. dated December 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation
(Registrant)

By: /s/ Caroline Baldwin Kahl
Caroline Baldwin Kahl
Vice President and Corporate Counsel
Date: January 5, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Third Amendment to the Strategic Alliance Agreement between the Company and ThinKom Solutions, Inc. dated December 29, 2005.